Exhibit 10.2

EXECUTION COPY

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of September 26, 2007 by and among PRICELINE.COM INCORPORATED, a Delaware corporation (the “Borrower”) and the other Subsidiaries of the Borrower listed on the signature pages hereto (together with the Borrower, the “Initial Grantors,” and together with any additional Domestic Subsidiaries, whether now existing or hereafter formed which become parties to this Security Agreement by executing a Supplement hereto in substantially the form of Annex I, the “Grantors”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”).

PRELIMINARY STATEMENT

The Borrower, the Administrative Agent and the Lenders are entering into a Credit Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The Grantors are entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Holders of Secured Obligations, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1.          Terms Defined in the Credit Agreement.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2.          Terms Defined in New York UCC.  Terms defined in the New York UCC which are not otherwise defined in this Security Agreement are used herein as defined in the New York UCC.

1.3.          Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the New York UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the New York UCC.

“Collateral” all Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, letters of credit, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations, Trademarks and Other Collateral, wherever located, in which any Grantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided that, notwithstanding the foregoing, Collateral shall expressly exclude the Excluded Collateral.

“Commercial Tort Claims” means those certain currently existing commercial tort claims, as defined in the New York UCC of any Grantor, including each commercial tort claim specifically described in Exhibit “F”.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the New York UCC.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all extensions of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means an event described in Section 5.1 hereof.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the New York UCC.

“Documents” shall have the meaning set forth in Article 9 of the New York UCC.

“Equipment” shall have the meaning set forth in Article 9 of the New York UCC.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Excluded Collateral” means (i) any fee owned real property with a book value of less than $5,000,000 and all leasehold interests; (ii) motor vehicles and other assets subject to certificates of title; (iii) pledges and security interests prohibited by law and agreements permitted under the Loan Documents (including liens, leases and licenses permitted under the Loan Documents); (iv) assets specifically requiring perfection through control agreements (e.g., deposit accounts and securities accounts); (v) assets to the extent a security interest in such assets would result in material adverse tax consequences; (vi) those assets as to which the Administrative Agent in consultation with the Borrower reasonably determines that the burden or cost of obtaining such a security interest, pledge or perfection thereof outweighs the benefit to the Lenders of the security to be afforded thereby and (vii) the outstanding voting stock of any Foreign Subsidiary to the extent a pledge thereof would cause a Deemed Dividend Problem.

“Farm Products” shall have the meaning set forth in Article 9 of the New York UCC.

“Fixtures” shall have the meaning set forth in Article 9 of the New York UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the New York UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, Industrial Designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Related Property, negotiable Collateral, and oil, gas, or other minerals before extraction.

“Goods” shall have the meaning set forth in Article 9 of the New York UCC.

“Industrial Designs” means (i) registered industrial designs and industrial design applications, and also includes registered industrial designs and industrial design applications listed on Exhibit “B”, (ii) all renewals, divisions and any industrial design registrations issuing thereon and any and all foreign applications corresponding thereto, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, and (v) all of each Grantor’s rights corresponding thereto throughout the world.

“Instruments” shall have the meaning set forth in Article 9 of the New York UCC.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.

“Inventory” shall have the meaning set forth in Article 9 of the New York UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the New York UCC.

“Letter of Credit Rights” shall have the meaning set forth in Article 9 of the New York UCC.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“New York UCC” means the New York Uniform Commercial Code as in effect from time to time.

“Other Collateral” means any property of the Grantors, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, Farm Products, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations and Trademarks, including, without limitation, all cash on hand, letters of credit, Stock Rights or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all real and personal property of the Grantors.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Grantor may from time to time designate as pledged to the Administrative Agent or to any Holder of Secured Obligations as security for any Secured Obligations, and all rights to receive interest on said deposits.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Security” has the meaning set forth in Article 8 of the New York UCC.

“Stock Rights” means any securities, dividends or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Grantor now has or hereafter acquires any right, issued by an issuer of such securities.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the New York UCC.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:  (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each of the Grantors hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Holders of Secured Obligations and (to the extent specifically provided herein) their Affiliates, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.  For the avoidance of doubt, the grant of a security interest herein shall not be deemed to be an assignment of intellectual property rights owned by the Grantors.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of the Initial Grantors represents and warrants to the Administrative Agent and the Holders of Secured Obligations, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement in substantially the form of Annex I represents and warrants (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement), that:

3.1.          Title, Authorization, Validity and Enforceability.  Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1.3 hereof, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto.  The execution and delivery by such Grantor of this Security Agreement have been duly authorized by proper corporate, limited liability company or partnership, as applicable, proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) requirements of reasonableness, good faith and fair dealing.  When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit “E”, the Administrative Agent will have a fully perfected first priority security interest in the Collateral owned by such Grantor in which a security interest may be perfected by filing of a financing statement under the UCC, subject only to Liens permitted under Section 4.1.3 hereof.

3.2.          Conflicting Laws and Contracts.  Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor, or (ii) such Grantor’s charter, articles, partnership agreement or by-laws (or similar constitutive documents), or (iii) the provisions of any indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its property may be bound or affected, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of such Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Administrative Agent on behalf of the Holders of Secured Obligations).

3.3.          Principal Location.  Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit “A”.

3.4.          No Other Names; Etc..  Within the last five (5) years, such Grantor has not conducted business under any name, changed its jurisdiction of formation, merged with or into or consolidated with any other corporation, except as disclosed in Exhibit A.  The name in which such Grantor has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization as of the Effective Date.

3.5.          Accounts and Chattel Paper.  The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper owned by such Grantor are and will be correctly stated in all records of such Grantor relating thereto.

3.6.          Filing Requirements.  None of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute except for Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit “B”.  The legal description, county and street address of the property on which any Fixtures with a fair market value in excess of $1,000,000 owned by such Grantor are located is set forth in Exhibit “C” together with the name and address of the record owner of each such property.

3.7.          No Financing Statements.  No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed in any jurisdiction except financing statements (i) naming the Administrative Agent on behalf of the Holders of Secured Obligations as the secured party and (ii) in respect of Liens permitted by Section 6.02 of the Credit Agreement; provided, that, except as contemplated by Section 9.02(d) of the Credit Agreement, nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement.

3.8.          Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization.  Such Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s State of organization, type of organization and State of organization identification number and is listed on Exhibit “G”.

3.9.          Pledged Securities and Other Investment Property.  Exhibit “D” sets forth a complete and accurate list of the Instruments, Securities and other Investment Property delivered to the Administrative Agent.  Each Grantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit “D” as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Holders of Secured Obligations hereunder or as permitted by Section 6.02 of the Credit Agreement.  Each Grantor further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company constitute the percentage of the issued and outstanding shares of stock (or other equity interests) of the respective issuers thereof indicated on Exhibit “D” hereto and (ii) with respect to any certificates delivered to the Administrative Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the New York UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible.

3.10.        Intellectual Property.

3.10.1  Exhibit “B” contains a complete and accurate listing as of the Effective Date of all material Intellectual Property, including, but not limited to the following: (i) state, U.S. and foreign trademark registrations, applications for trademark registration and material common law trademarks, (ii) U.S. and foreign patents and patents applications, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (iii) U.S. and foreign copyright registrations and applications for registration, (iv) foreign industrial design registrations and industrial design applications, (v) domain names, (vi) material proprietary computer software, and (vii) all forms of Intellectual Property described in clauses (i)-(iii) above that are owned by a third party and licensed to the Grantors or otherwise used by the Grantors under contract except where the inability to use such Intellectual Property could not be reasonably expected to result in a Material Adverse Effect.  All of the U.S. registrations, applications for registration or applications for issuance of the Intellectual Property are valid and subsisting, in good standing and are recorded or is in the process of being recorded in the name of the applicable Grantor.

3.10.2  On the Effective Date, the Intellectual Property scheduled on Exhibit B, which is registered with a Governmental Authority, is valid, subsisting and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part except as could not be reasonably expected to result in a Material Adverse Effect.  Each Grantor has good, marketable and exclusive title to, and the valid and enforceable power and right to sell, license, transfer, distribute, use and otherwise exploit, such Intellectual Property.

3.10.3  To each Grantor’s knowledge, on the Effective Date, no Person has violated, infringed upon or breached, or is currently violating, infringing upon or breaching, any of the rights of the Grantors to the Intellectual Property or has breached or is breaching any duty or obligation owed to the Grantors in respect of the Intellectual Property except where those breaches, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

3.10.4  On the Effective Date, no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor or to which any Grantor is bound that adversely affects its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

3.10.5  On the Effective Date, no Grantor has received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any Intellectual Property except where those challenges could not reasonably be expected to result in a Material Adverse Effect, and to such Grantor’s knowledge at the date hereof there are no facts upon which such a challenge could be made.

3.10.6  On the Effective Date, the consummation of the transactions contemplated by Loan Documents will not result in the termination or material impairment of any of the Intellectual Property which termination could reasonably be expected to have a Material Adverse Effect.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated, each of the Initial Grantors agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated each such subsequent Grantor agrees:

4.1.          General.

4.1.1  Financing Statements and Other Actions; Defense of Title.  Each Grantor hereby authorizes the Administrative Agent to file, and if requested will execute and deliver to the Administrative Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to maintain a first priority, perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 6.02 of the Credit Agreement, provided that, except as contemplated by Section 9.02(d) of the Credit Agreement, nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement.  Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.”  Each Grantor will take any and all actions necessary to defend title to the Collateral owned by such Grantor against all persons and to defend the security interest of the Administrative Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.2  Disposition of Collateral.  No Grantor will sell, lease or otherwise dispose of the Collateral owned by such Grantor except dispositions permitted pursuant to Section 6.03 of the Credit Agreement.

4.1.3  Liens.  No Grantor will create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except Liens permitted pursuant to Section 6.02 of the Credit Agreement, provided, that, except as contemplated by Section 9.02(d) of the Credit Agreement, nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement.

4.1.4  Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name.  Each Grantor will:

(i)                                     preserve its existence and corporate structure as in effect on the Effective Date;

(ii)                                  not change its jurisdiction of organization; and

(iii)                               not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit “A”.

unless, in each such case, such Grantor shall have given the Administrative Agent not less than 30 days’ prior written notice of such event or occurrence and the Administrative Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral owned by such Grantor.

4.1.5  Other Financing Statements.  No Grantor will suffer to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement authorized under Section 4.1.1 hereof.

4.2.          Receivables.

4.2.1  Certain Agreements on Receivables.  During the occurrence and continuation of an Event of Default and after notice from the Administrative Agent, no Grantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof.  Prior to the occurrence and continuation of a Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory or the rendering of services in accordance with its policies and in the ordinary course of business and as otherwise permitted under the Credit Agreement.

4.2.2  Collection of Receivables.  Except as otherwise provided in this Security Agreement, each Grantor will endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts or obligor under any contract and enforce in accordance with generally accepted lawful collection procedures, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by such Grantor.

4.2.3  Delivery of Invoices.  Each Grantor will deliver to the Administrative Agent promptly upon its request after the occurrence of an Event of Default duplicate invoices with respect to each Account owned by such Grantor bearing such language of assignment as the Administrative Agent shall specify.

4.3.          Maintenance of Goods.  Each Grantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment owned by such Grantor in good repair, working order and saleable condition (ordinary wear and tear excepted) and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.4.          Instruments, Securities, Chattel Paper, Documents and Pledged Deposits.  Each Grantor will (i) deliver to the Administrative Agent promptly upon execution of this Security Agreement the originals of all Chattel Paper, Securities (to the extent certificated) and Instruments constituting Collateral (if any then exist) with a principal amount in excess of $1,000,000 (provided that such Dollar threshold shall not apply to Securities and Instruments constituting Investment Property representing Equity Interests in Subsidiaries), (ii) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), deliver to the Administrative Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Administrative Agent shall specify, and (iv) upon the Administrative Agent’s request, after the occurrence and during the continuance of an Event of Default, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral.

4.5.          Uncertificated Securities and Certain Other Investment Property.  Each Grantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by such Grantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement.  Each Grantor will use all commercially reasonable efforts, with respect to Investment Property constituting Collateral owned by such Grantor held with a financial intermediary, to cause such financial intermediary to enter into a control agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

4.6.          Stock and Other Ownership Interests.

4.6.1  Changes in Capital Structure of Issuers.  Except as permitted in the Credit Agreement, no Grantor will (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral owned by such Grantor to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing except to the extent permitted under Section 6.03 of the Credit Agreement.

4.6.2  Registration of Pledged Securities and other Investment Property.  Each Grantor will permit any registrable Collateral owned by such Grantor to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders following the occurrence and during the continuance of an Event of Default and without any further consent of such Grantor.

4.6.3  Exercise of Rights in Pledged Securities and other Investment Property.  Each Grantor will permit the Administrative Agent or its nominee at any time after the continuance of an Event of Default, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by such Grantor or any part thereof, and to receive all dividends and interest in respect of such Collateral.

4.7.          Letter-of-Credit Rights.  Each Grantor will, upon the Administrative Agent’s request, cause each issuer of a letter of credit with a face amount in excess of $1,000,000, to consent to the assignment of proceeds of the letter of credit in order to give the Administrative Agent Control of the letter-of-credit rights to such letter of credit.

4.8.          Federal, State or Municipal Claims.  Each Grantor will notify the Administrative Agent of any Collateral owned by such Grantor which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.9.          Intellectual Property.

4.9.1  If, after the date hereof, any Grantor obtains rights to, including, but not limited to filing and acceptance of a statement of use or an amendment to allege use with the U.S. Patent and Trademark Office, or applies for or seeks registration of, any new patentable invention, Trademark or Copyright in addition to the Patents, Trademarks and Copyrights described in Part C of Exhibit “B”, which are all of such Grantor’s Patents, Trademarks and Copyrights as of the Effective Date, then such Grantor shall give the Administrative Agent notice thereof, as part of each compliance certificate provided to the Administrative Agent pursuant to the Credit Agreement.  Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence such security interest in a form appropriate for recording in the applicable federal office.  Each Grantor also hereby authorizes the Administrative Agent to modify this Security Agreement unilaterally for the sole purpose of (i) amending Part C of Exhibit “B” to include any future Patents, Trademarks and/or Copyrights of which the Administrative Agent receives notification from such Grantor pursuant hereto and (ii) recording, in addition to and not in substitution for this Security Agreement, a duplicate original of this Security Agreement containing in Part C of Exhibit “B” a description of such future Patents, Trademarks and/or Copyrights.

4.9.2  As of the Effective Date, no Grantor has any interest in, or title to, any registered Copyrights, material Intellectual Property Licenses, Patents, or registered Trademarks except as set forth on Exhibit “B”.  This Agreement is effective to create a valid and continuing Lien on such registered Copyrights, material Intellectual Property Licenses, Patents, or registered Trademarks and, upon filing of the Confirmatory Grant of Security Interest in Copyrights with the United States Copyright Office and filing of the Confirmatory Grant of Security Interest in Patents with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Exhibit “E” hereto, all action necessary or desirable to protect and perfect the security interest in, to and on each Grantor’s Patents, registered Trademarks, or registered Copyrights has been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from any Grantor.  No Grantor has any interest in any registered Copyright that is necessary in connection with the operation of such Grantor’s business, except for those registered Copyrights identified on Exhibit “B” attached hereto which have been registered with the United States Copyright Office.

4.10.        Commercial Tort Claims.  If, after the date hereof, any Grantor identifies the existence of a commercial tort claim in an amount in excess of $1,000,000 belonging to such Grantor that has arisen in the course of such Grantor’s business in addition to the commercial tort claims described in Exhibit “F”, which are all of such Grantor’s commercial tort claims as of the Effective Date, then such Grantor shall give the Administrative Agent prompt notice thereof, but in any event not less frequently than quarterly.  Each Grantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Security Agreement or any other document reasonably requested by the Administrative Agent to evidence the grant of a security interest therein in favor of the Administrative Agent.

ARTICLE V

DEFAULT

5.1.          Default.  The occurrence of any “Default” and “Event of Default” under, and as defined in, the Credit Agreement shall constitute a Default and Event of Default, respectively, hereunder.

5.2.          Acceleration and Remedies.  Upon the acceleration of the Obligations under the Credit Agreement pursuant to Article VII thereof, the Obligations under the Credit Agreement and, to the extent provided for under the Swap Agreements and the Banking Services Agreements evidencing the same, the Swap Obligations and the Banking Services Obligations, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Administrative Agent may, with the concurrence or at the direction of the Required Lenders, exercise any or all of the following rights and remedies:

5.2.1  Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Administrative Agent and the Holders of Secured Obligations prior to a Default.

5.2.2  Those rights and remedies available to a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

5.2.3  Without notice except as specifically provided in Section 8.1 hereof or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable.

The Administrative Agent, on behalf of the secured parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

If, after the Credit Agreement has terminated by its terms and all of the Secured Obligations have been paid in full, there remain outstanding Swap Obligations or Banking Services Obligations, the Required Lenders may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Obligations or Banking Services Obligations.

5.3.          Grantors’ Obligations Upon Default.  Upon the request of the Administrative Agent after the occurrence of a Default, each Grantor will:

5.3.1  Assembly of Collateral.  Assemble and make available to the Administrative Agent the Collateral and all records relating thereto at any place or places specified by the Administrative Agent.

5.3.2  Secured Party Access.  Permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter any premises where all or any part of the Collateral,

or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

5.4.          License.  The Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, each Grantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, such Grantor’s rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit.  In addition, each Grantor hereby irrevocably agrees that the Administrative Agent may, following the occurrence and during the continuance of a Default, sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any trademark owned by or licensed to such Grantor and any Inventory that is covered by any copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Administrative Agent or any Holder of Secured Obligations to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy.  No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the (a)  Required Lenders and (b) each Grantor, and then only to the extent in such writing specifically set forth, provided that the addition of any Domestic Subsidiary as a Grantor hereunder by execution of a Security Agreement Supplement in the form of Annex I (with such modifications as shall be acceptable to the Administrative Agent) shall not require receipt of any consent from or execution of any documentation by any other Grantor party hereto.  All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Holders of Secured Obligations until the Secured Obligations have been paid in full.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1.          Lockboxes.  Upon request of the Administrative Agent after the occurrence and during the continuance of an Event of Default, each Grantor shall execute and deliver to the Administrative Agent irrevocable lockbox agreements in the form provided by or otherwise reasonably acceptable to the Administrative Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Administrative Agent.

7.2.          Collection of Receivables.  The Administrative Agent may at any time after the occurrence of a Default, by giving each Grantor written notice, elect to require that the Receivables be paid directly to the Administrative Agent for the benefit of the Holders of Secured Obligations.  In such event, each Grantor shall, and shall permit the Administrative Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Administrative Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Administrative Agent.  Upon receipt of any such notice from the Administrative Agent, each Grantor shall thereafter hold in trust for the Administrative Agent, on behalf of the Holders of Secured Obligations, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and promptly and at all times thereafter deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.  The Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4 hereof.

7.3.          Special Collateral Account.  The Administrative Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations.  No Grantor shall have any control whatsoever over said cash collateral account.  If no Default has occurred or is continuing, the Administrative Agent shall from time to time deposit the collected balances in said cash collateral account into the applicable Grantor’s general operating account with the Administrative Agent.  If any Event of Default has occurred and is continuing, the Administrative Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in said cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

7.4.          Application of Proceeds.  The proceeds of the Collateral shall be applied by the Administrative Agent to payment of the Secured Obligations as provided under Section 2.18 of the Credit Agreement.

ARTICLE VIII

GENERAL PROVISIONS

8.1.          Notice of Disposition of Collateral; Condition of Collateral.  Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made.  To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made.  The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

8.2.          Compromises and Collection of Collateral.  Each Grantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable.  In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

8.3.          Secured Party Performance of Grantor’s Obligations.  Without having any obligation to do so, if a Grantor fails to do so after notice by the Administrative Agent, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and such Grantor shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section 8.3.  Each Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

8.4.          Authorization for Secured Party to Take Certain Action.  Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) during the continuance of an Event of Default to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) during the continuance of an Event of Default to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Grantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Administrative Agent Control over such Securities or other Investment Property, (v) subject to the terms of Section 4.1.2 hereof, during the continuance of an Event of Default to enforce payment of the Instruments, Accounts and Receivables in the name of the Administrative Agent or such Grantor, (vi) during the continuance of an Event of Default to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Article VII and (vii) during the continuance of an Event of Default to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document), and each Grantor agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

8.5.          Specific Performance of Certain Covenants.  Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.2, 4.1.3, 4.4, 5.3, or 8.7 or in Article VII hereof will cause irreparable injury to the Administrative Agent and the Holders of Secured Obligations, that the Administrative Agent and Holders of Secured Obligations have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Holders of Secured Obligations to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

8.6.          Use and Possession of Certain Premises.  During the continuance of an Event of Default, the Administrative Agent shall be entitled to occupy and use any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such use and occupancy.

8.7.          Dispositions Not Authorized.  No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.2 hereof and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.2 hereof) shall be binding upon the Administrative Agent or the Holders of Secured Obligations unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

8.8.          Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Holders of Secured Obligations and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent.

8.9.          Survival of Representations.  All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.10.        Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by a Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any.  The Grantors shall reimburse the Administrative Agent for any and all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral).  Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

8.11.        Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.12.        Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations (other than Swap Obligations and Cash Management Obligations not yet then due and payable) have been indefeasibly paid in cash and performed in full and no commitments of the Administrative Agent or the Holders of Secured Obligations which would give rise to any Obligations are outstanding.

8.13.        Entire Agreement.  This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and the Administrative Agent relating to the Collateral.

8.14.        Governing Law; Jurisdiction; Waiver of Jury Trial.

8.14.1  THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

8.14.2  Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New

York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Security Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Security Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Security Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

8.14.3  Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement or any other Loan Document in any court referred to in Section 8.14.2.  Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.14.4  Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Article IX of this Security Agreement, and each of the Grantors hereby appoints the Company as its agent for service of process.  Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

8.14.5  WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER GRANTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER GRANTOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GRANTORS HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.15.        Indemnity.  Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Administrative Agent and the Holders of Secured Obligations (collectively, the “Indemnitees”), and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature  (including, without limitation, all expenses of litigation or preparation therefor whether or not any Indemnitee is a party thereto) imposed on, incurred by or asserted against any Indemnitee, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement or any other Loan Document, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by any Indemnitee or any Grantor, and any claim for patent, trademark or copyright infringement); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from (A) the willful misconduct, bad faith, fraud or gross negligence of such Indemnitee, its controlled affiliates or any of their respective officers, directors, employees, agents and controlling persons (each officer, director, employee, agent or controlling person of any such Indemnitee or any of such entity’s controlled affiliates, a “related party” of such entity) (B) any material breach of the express obligations of such Indemnitee or any of its affiliates or related parties under the Credit Agreement, or (C) any dispute solely among Indemnitees (not arising as a result of any act or omission by any Grantor or any of its affiliates).

8.16.        Subordination of Intercompany Indebtedness.  Each Grantor agrees that any and all claims of such Grantor against any other Grantor (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations, provided that, and not in contravention of the foregoing, so long as no Event of Default has occurred and is continuing and notice of an Event of Default has been given by the Administrative Agent, such Grantor may make loans to and receive payments with respect to such Intercompany Indebtedness from each such Obligor to the extent not prohibited by the terms of this Security Agreement and the other Loan Documents.  Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders of Secured Obligations and the Administrative Agent in those assets.  No Grantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all Commitments and Letters of Credit issued under the Credit Agreement have terminated or expired.  If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Grantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash).  Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Secured Obligations (other than contingent indemnity obligations) and the termination or expiration of all Commitments of the Lenders and Letters of Credit issued pursuant to the Credit Agreement, such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of the Grantor where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Grantor as the property of the Holders of Secured Obligations.  If any such Grantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same.  Each Grantor agrees that until the Secured Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all Commitments and Letters of Credit issued under the Credit Agreement have terminated or expired, no Grantor will assign or transfer to any Person (other than the Administrative Agent or the Borrower or another Grantor) any claim any such Grantor has or may have against any Obligor.

8.17.        Severability.  Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

8.18.        Counterparts.  This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE IX

NOTICES

9.1.          Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 9.01 of the Credit Agreement.  Any notice delivered to the Borrower shall be deemed to have been delivered to all of the Grantors.

9.2.          Change in Address for Notices.  Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE X

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, National Association has been appointed Administrative Agent for the Holders of Secured Obligations hereunder pursuant to Article VIII of the Credit Agreement.  It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Holders of Secured Obligations to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII.  Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

PRICELINE.COM INCORPORATED, as a Grantor

By:	/s/ Robert J. Mylod, Jr.
Name: Robert J. Mylod, r.
Title: Chief Executive Officer

WALKAWAY, INC., as a Grantor

By:	/s/ Paul Hennessy
Name: Paul Hennessy
Title: President

PRICELINE.COM AUTO SERVICES, LLC, as a Grantor
by PRICELINE.COM INCORPORATED, as Managing Member

By:	/s/ Robert J. Mylod, Jr.
Name: Robert J. Mylod, Jr.
Title: Chief Executive Officer

ALLPRICE HOLDINGS, INC., as a Grantor

By:	/s/ Glenn Fogel
Name: Glenn Fogel
Title: President

PRICELINE.COM EUROPE HOLDCO, INC., as a Grantor

By:	/s/ Glenn Fogel
Name: Glenn Fogel
Title: Chief Executive Officer

MTG.COM, INC., as a Grantor

By:	/s/ Paul Hennessy
Name: Paul Hennessy
Title: President

PCLN ASIA, INC., as a Grantor

By:	/s/ Glenn Fogel
Name: Glenn Fogel
Title: President

SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT

PRICELINE.COM CANADA, INC., as a Grantor

By:	/s/ Chris Soder
Name: Chris Soder
Title: President

LOWESTFARE.COM INCORPORATED, as a Grantor

By:	/s/ Chris Soder
Name: Chris Soder
Title: President

TRAVELWEB LLC, as a Grantor
By LOWESTFARE.COM INCORPORATED, as Managing Member

By:	/s/ Chris Soder
Name: Chris Soder
Title: President

SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Administrative Agent

By:	/s/ Edmond F. Thompson
Name:	Edmond F. Thompson
Title:	SVP

SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT